Exhibit 99.1

NEWS RELEASE For more information, contact: Paul D. Borja Executive Vice President / CFO (248) 312-2000 FOR IMMEDIATE RELEASE
FLAGSTAR REPORTS 2010 SECOND QUARTER RESULTS
TROY, Mich. (July 27, 2010) — Flagstar Bancorp, Inc. (NYSE:FBC) (the “Company”), the holding company for Flagstar Bank FSB, today reported a second quarter 2010 net loss applicable to common stockholders of $(97.0) million, or $(0.63) per share (diluted) based on average shares outstanding of 153,298,000, as compared to a net loss of $(81.9) million, or $(1.05) per share (diluted) based on average shares outstanding of 77,699,000 for the first quarter 2010.
“Despite the loss for the quarter, we are encouraged by a number of positive results in our core business,” said Joseph P. Campanelli, Chairman and Chief Executive Officer. “We experienced a 26% increase in mortgage originations, a 16% increase in gain on sale margin, a 2% increase in core deposits, an 8% increase in Bank net interest margin, and a 14% reduction in total delinquent loans from the prior quarter. We are also pleased with the 56% increase in pre-tax, pre-credit-cost income, to $55.7 million in the second quarter 2010, from $35.7 million in the first quarter of 2010. Further, we maintained historically high regulatory capital ratios, while continuing to make progress in transforming to a more diversified super community bank.”
Campanelli further stated, “Our continued losses, largely as a result of legacy credit costs, indicate that we are operating in a challenging economic environment, but we are encouraged by the improvement in asset quality, as evidenced by declining delinquencies and a lower level of non-performing loans. Despite these improvements, we believe it is prudent to continue to maintain a cautious outlook with regard to economic conditions, as reflected in our allowance for loan losses coverage level.”
For the six months ended June 30, 2010, the net loss applicable to common stockholders totaled $(178.9) million, or $(1.55) per share (diluted) based on average shares outstanding of 115,707,000, as compared to a net loss of $(144.0) million, or $(8.77) per share (diluted) based on average shares outstanding of 16,424,000 during the same period 2009.
Highlights from the quarter include:
Asset Quality
Non-performing assets decreased to $1.2 billion at June 30, 2010, from $1.3 billion at March 31, 2010. These assets include non-performing loans (i.e., loans 90 days or more past due, and matured loans), real estate owned and net repurchased assets, excluding any Federal Housing Agency (FHA)-insured assets. The decline reflects a reduction in the amount of non-performing loans, offset in part by an increase in real estate owned.
The allowance for loan losses at June 30, 2010 equaled 7.20% of loans held for investment and 52.3% of non-performing loans. The allowance for loan losses at March 31, 2010 equaled 7.10% of loans held for investment and 47.4% of non-performing loans. The allowance for loan losses decreased to $530.0 million at June 30, 2010, as compared to $538.0 million at March 31, 2010 as the result of a decline in the balance of delinquent loans in both residential first mortgage and commercial real estate loans during the second quarter of 2010.

Non-performing residential first mortgage loans decreased 6.5%, to $663.5 million at June 30, 2010, as compared to $709.4 million at March 31, 2010. The decrease reflects improvements of $7.3 million in the 90-120 day category, $26.3 million in the over 120 — day category, and $12.3 million in matured delinquent loans. Non-performing commercial real estate mortgages that are seriously delinquent decreased to $324.9 million at June 30, 2010 as compared to $395.8 million at March 31, 2010.
Real estate owned (“REO”), net of any FHA-insured assets, increased to $198.2 million at June 30, 2010 from $167.3 million at March 31, 2010. The increase was attributable primarily to increases in commercial REO as legacy loans cycle through the loss mitigation process.
Capital
At June 30, 2010, Flagstar Bank remained “well-capitalized” for regulatory purposes, with capital ratios of 9.24% for Tier 1 capital and 17.20% for total risk-based capital.
On April 1, 2010, MP Thrift Investments, L.P., the Company’s majority shareholder, exercised its right to convert $50 million of trust preferred securities into 6.25 million shares of common stock.
On May 28, 2010, the Company effected a one-for-ten reverse stock split following stockholder approval at its annual meeting. All per share amounts and share counts herein reflect the reverse stock split.
Mortgage Banking Operations
Gain on loan sales increased to $64.3 million in the second quarter of 2010 as compared to $52.6 million for the first quarter 2010.
Loan production, substantially comprised of agency eligible residential first mortgage loans, increased to $5.5 billion for the second quarter 2010, as compared to $4.3 billion in the first quarter 2010. Interest rate lock commitments also increased, to $8.3 billion for the second quarter 2010 as compared to $6.1 billion during the first quarter 2010.
Gain on loan sales margins increased to 1.22% for the second quarter 2010, as compared to 1.05% for the first quarter 2010.
At June 30, 2010, our loans serviced for others increased to $50.4 billion and had a weighted average servicing fee of 32.4 basis points. This was an increase from $48.3 billion at March 31, 2010 with a weighted average servicing fee of 33.0 basis points
Net Interest Margin
Net interest margin for the Bank increased to 1.53% for the second quarter 2010 as compared to 1.42% for the first quarter 2010. The increase from first quarter 2010 reflects a $200 million increase in the average balance of earning assets and a 0.04% increase in yields, together with a transition of cash to higher-yielding liquid securities. Funding costs remained unchanged, with a slight decline in interest-bearing liabilities.
Net Interest Income
•	Net interest income increased to $42.4 million as compared to $37.3 million during the first quarter 2010.

•	Delinquencies on first mortgage loans held for investment declined between March 31, 2010 and June 30, 2010. Delinquent first mortgage loans (90 days and over) held for investment were $663.5 million at June 30, 2010 and $709.4 million at March 31, 2010. Despite the decline in delinquencies, provision for loan losses increased to $86.0 million as compared to $63.5 million for the first quarter of 2010. The increase in the provision reflects increases in rolling average historical loss rates on the residential portfolio, which resulted from higher charge-offs experienced in more recent periods. Application of these higher loss rates resulted in a $4.1 million increase in residential loan provisions. There was also a $16.9 million increase in commercial real estate loan provisions based primarily upon the accelerated disposition of non-performing assets, as well as updated collateral valuations on several loans.
Non Interest Income
•	Non interest income increased to $100.3 million as compared to $72.0 million for the first quarter of 2010 and included the following components:
•	Gain on loan sales increased to $64.3 million as compared to $52.6 million for the first quarter 2010, reflecting both the increase in interest rate locks on mortgage loans, to $8.3 billion in the second quarter 2010 from $6.1 billion in the first quarter 2010, and the increase in residential mortgage loan sales, to $5.3 billion as compared to $5.0 billion in the first quarter of 2010. Margin on loan sales also increased during the second quarter 2010 to 1.22% from 1.05% during the first quarter 2010.

•	Loan fees, resulting from the origination of residential mortgage loans, increased to $20.2 million for the second quarter 2010 as compared to $16.3 million for the first quarter 2010. The increase in loan fees reflected the increase in originations to $5.5 billion during the second quarter 2010 as compared to $4.3 billion during the first quarter 2010.

•	Net servicing revenue, which is the combination of net loan administration income and the related hedging effect of gain (loss) on trading securities, was $15.0 million as compared to $22.9 million for the first quarter 2010.

•	Other fees and charges were $(6.5) million, as compared to $(22.3) million for the first quarter 2010, principally as the result of a $15.4 million decline in secondary market reserve provisions accrued for expected losses on loans repurchased from the secondary market.
Non Interest Expense
•	Non interest expense increased to $149.0 million as compared to $123.3 million in the first quarter 2010.
•	Compensation expense declined $9.9 million as the result of a reduction in salaried employees.

•	Asset resolution expenses, which are expenses associated with foreclosed property and repurchased assets, increased to $45.4 million, as compared to $16.6 million in the first quarter of 2010. Of the $28.8 million increase, $17.9 million was related to write-downs based upon updated appraisals and pending offers ($14.2 million for commercial properties and $3.7 million for residential properties) in large part due to efforts to accelerate the disposition of nonperforming assets. Valuation allowances relating to servicing costs associated with bulk repurchases of government insured assets (i.e., FHA loans) increased $7.6 million and the remaining increase of $3.3 million was the result of additional foreclosure expenses on recently repurchased assets.

•	Loss on the early extinguishment of debt increased to $9.0 million, including the $7.9 million expense associated with a prepayment of a $250 million advance from the Federal Home Loan Bank of Indianapolis that had an interest rate of 4.86% and a maturity of February 28, 2011. An additional $1.1 million of expense was incurred upon the early payoff of $310.6 million in repurchase agreements, which had an average interest rate of 3.05% and maturities during the third quarter 2010. No such repayments were made in the preceding quarter.

•	The effect of the valuation of warrants during the quarter was income of $3.5 million, as compared to an expense of $1.2 million for the first quarter of 2010, reflecting the change in the value of the underlying common stock of the Company since the first quarter.
Assets
Total assets at June 30, 2010 were $13.7 billion as compared to $14.3 billion at March 31, 2010. The decrease reflected sales of trading securities and securities available for sale and the continued run-off of the Bank’s legacy held-for-investment portfolio.
Funding Sources
Flagstar Bank’s primary sources of funds are deposits obtained through its 162 community banking branches and the internet banking platform as well as deposits obtained from municipalities and investment banking firms. Funds are also obtained through loan repayments and sales of loans and securities in the ordinary course of business, advances from the Federal Home Loan Bank of Indianapolis (FHLB), community banking operations, customer escrow accounts and security repurchase agreements. The Bank uses several of these sources at any one time to manage its daily and forecasted liquidity needs to satisfy operational requirements and policy levels while managing overall net interest costs. Retail deposits were $5.2 billion at June 30, 2010, as compared to $5.1 billion at March 31, 2010 and $6.0 billion at June 30, 2009. At June 30, 2010, the Bank had a collateralized $4.0 billion line of credit with the FHLB with $244.5 million of remaining capacity.
Community Banking Operations
Flagstar Bank had 162 community banking branches at both June 30, 2010 and March 31, 2010, and 175 branches at June 30, 2009.
As Previously Announced
The Company’s quarterly earnings conference call will be held on Wednesday, July 28, 2010 from 11am until noon (Eastern).
Questions for discussion at the conference call may be submitted in advance by e-mail to investors@flagstar.com or during the conference call.
The conference call and accompanying slide presentation will be webcast live on the Investor Relations section of the Company’s Web site, www.flagstar.com, with replays available at that site for at least 10 days.
To listen by telephone, please call at least 10 minutes prior to the start of the conference call at (702) 696-4911 or toll free at (866) 294-1212, passcode: 87865836.
Flagstar Bancorp, with $13.7 billion in total assets, is the largest publicly held savings bank headquartered in the Midwest. At June 30, 2010, Flagstar operated 162 banking centers in Michigan, Indiana and Georgia and 22 home loan centers in 14 states. Flagstar Bank originates loans nationwide and is one of the leading originators of residential mortgage loans.
The information contained in this release is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This release contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Summary of Consolidated
Statements of Operations
Interest income	$130,022	$126,206	$187,848
Interest expense	(87,617)	(88,523)	(127,831)

Net interest income	42,405	37,683	60,017
Provision for loan losses	(86,019)	(63,559)	(125,662)

Net interest (loss) income after provision	(43,614)	(25,876)	(65,645)
Non-interest income
Deposit fees and charges	8,798	8,413	7,984
Loan fees and charges	20,236	16,329	35,022
Loan administration	(54,665)	26,150	41,853
Net (loss) gain on trading securities	69,660	(3,312)	(39,085)
Loss on residuals and transferors’ interest	(4,312)	(2,682)	(3,400)
Net gain on loan sales	64,257	52,566	104,664
(Loss) gain on sales of mortgage servicing rights	(1,266)	(2,213)	(2,544)
Net (loss) gain on sale securities available for sale	4,523	2,166	—
Impairment — securities available for sale	(391)	(3,286)	(327)
Other fees (loss) income	(6,509)	(22,133)	(9,630)

Total non-interest income	100,331	71,998	134,537
Non-interest expenses
Compensation, benefits and commissions	(51,206)	(61,081)	(71,886)
Occupancy and equipment	(15,903)	(16,011)	(17,499)
Asset resolution	(45,439)	(16,573)	(17,977)
Federal insurance premiums	(10,640)	(10,047)	(16,612)
Warrant income (expense)	3,486	(1,227)	(12,977)
Loss on extinguishment of debt	(8,971)	—	—
Other	(4,480)	(4,226)	(5,982)
General and administrative	(15,982)	(14,237)	(29,135)

Total non-interest expense	(149,135)	(123,403)	(172,068)
Capitalized direct cost of loan closing	102	61	250

Total non-interest expense after capitalized direct cost of loan closing	(149,033)	(123,342)	(171,818)

Loss before federal income tax and preferred stock dividend	(92,316)	(77,220)	(102,926)
Benefit for federal income taxes	—	—	31,261

Net loss	(92,316)	(77,220)	(71,665)
Preferred stock dividends	(4,690)	(4,680)	(4,921)

Net loss available to common stockholders	$(97,006)	$(81,900)	(76,586)

Basic loss per share	$(0.63)	$(1.05)	$(3.20)

Diluted loss per share	(0.63)	$(1.05)	$(3.20)

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Summary of Consolidated
Statements of Operations-continued
Net interest spread — Consolidated	1.47%	1.40%	1.42%
Net interest margin — Consolidated	1.45%	1.29%	1.61%
Net interest spread — Bank only	1.49%	1.45%	1.45%
Net interest margin — Bank only	1.53%	1.42%	1.69%
Return on average assets	(2.72)%	(2.38)%	(1.83%)
Return on average equity	(34.72)%	(41.02)%	(33.30%)
Efficiency ratio	104.4%	112.5%	88.3%
Average interest earning assets	$11,573,413	$11,364,244	$14,888,480
Average interest paying liabilities	$11,641,804	$11,773,032	$14,106,978
Average stockholders’ equity	$1,117,686	$798,629	$920,025
Equity/assets ratio (average for the period)	7.84%	5.80%	5.48%
Ratio of charge-offs to average loans held for investment	5.07%	2.65%	5.42%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2010	2009
Summary of Consolidated
Statements of Operations
Interest income	$256,228	$372,826
Interest expense	(176,139)	(256,079)

Net interest income	80,089	116,747
Provision for loan losses	(149,579)	(283,876)

Net interest (loss) income after provision	(69,490)	(167,129)
Non-interest income
Deposit fees and charges	17,211	15,217
Loan fees and charges	36,565	67,944
Loan administration	(28,515)	10,053
Net (loss) gain on trading securities	66,348	(15,338)
Loss on residuals and transferors’ interest	(6,994)	(15,935)
Net gain on loan sales	116,823	300,358
(Loss) gain on sales of mortgage servicing rights	(3,479)	(2,626)
Net gain on sale securities available for sale	6,689	—
Impairment — securities available for sale	(3,677)	(17,569)
Other (loss) income	(28,642)	(16,608)

Total non-interest income	172,329	325,496
Non-interest expenses
Compensation, benefits and commissions	(112,288)	(163,955)
Occupancy and equipment	(31,914)	(36,378)
Asset resolution	(62,012)	(42,850)
Federal insurance premiums	(20,688)	(20,848)
Warrant income (expense)	2,259	(24,005)
Loss on extinguishment of debt	(8,971)	—
Other	(8,706)	(11,207)
General and administrative	(30,219)	(55,776)

Total non-interest expense	(272,539)	(355,019)
Capitalized direct cost of loan closing	163	534

Total non-interest expense after capitalized direct cost of loan closing	(272,376)	354,487

Loss before federal income tax and preferred stock dividend	(169,537)	(196,120)
Benefit for federal income taxes	—	59,957

Net loss	(169,537)	(136,163)
Preferred stock dividends	(9,369)	(7,841)

Net loss available to common stockholders	$(178,906)	$(144,004)

Basic loss per share	$(1.55)	$(8.77)

Diluted loss per share	$(1.55)	$(8.77)

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2010	2009
Summary of Consolidated
Statements of Operations-continued
Net interest spread — Consolidated	1.44%	1.50%
Net interest margin — Consolidated	1.37%	1.60%
Net interest spread — Bank only	1.47%	1.53%
Net interest margin — Bank only	1.48%	1.68%
Return on average assets	(2.55)%	(1.76)%
Return on average equity	(37.31)%	(33.45)%
Efficiency ratio	107.9%	80.2%
Average interest earning assets	$11,469,407	$14,460,094
Average interest paying liabilities	$11,707,054	$14,063,565
Average stockholders’ equity	$959,039	$861,107
Equity/assets ratio (average for the period)	6.84%	5.25%
Ratio of charge-offs to average loans held for investment	5.42%	4.18%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2010	2010	2009	2009
Summary of the Consolidated
Statements of Financial Condition:
Total assets	$13,693,830	$14,332,842	$14,013,331	$16,423,292
Securities classified as trading	487,370	893,318	330,267	1,603,480
Securities classified as available for sale	544,474	733,788	605,621	734,827
Loans available for sale	1,849,718	1,873,744	1,970,104	3,009,740
Loans available for investment, net	6,835,817	7,042,679	7,190,308	7,943,849
Allowance for loan losses	(530,000)	(538,000)	(524,000)	(474,000)
Mortgage servicing rights	474,814	543,447	652,374	664,292
Deposits	8,254,046	8,145,679	8,778,469	9,470,673
FHLB advances	3,650,000	3,900,000	3,900,000	5,151,907
Repurchase agreements	—	108,000	108,000	108,000
Stockholders’ equity	1,076,361	1,104,764	596,724	915,521

Other Financial and Statistical Data:
Equity/assets ratio	7.86%	7.71%	4.26%	5.57%
Core capital ratio (bank only)	9.24%	9.39%	5.81%	7.19%
Total risk-based capital ratio (bank only)	17.20%	17.98%	11.27%	13.67%
Book value per common share	$5.28	$5.70	$7.00	$13.80
Shares outstanding at the period ended	153,338	147,008	46,877	46,853
Average shares outstanding for the period ended (000’s)	115,707	77,699	31,766	16,424
Average diluted shares outstanding for the period ended (000’s)	115,707	77,699	31,766	16,424
Loans serviced for others	$50,385,208	$48,264,731	$56,521,902	$61,531,058
Weighted average service fee (bps)	32.4	33.0	32.1	33.1
Value of mortgage servicing rights	0.94%	1.12%	1.15%	1.07%
Allowance for loan losses to non performing loans (bank only)	52.3%	47.4%	48.9%	50.4%
Allowance for loan losses to loans held for investment (bank only)	7.20%	7.10%	6.79%	5.63%
Non performing assets to total assets (bank only)	9.06%	9.30%	9.25%	6.67%
Number of bank branches	162	162	165	175
Number of loan origination centers	22	23	23	45
Number of employees (excluding loan officers & account executives)	2,885	2,927	3,075	3,290

Number of loan officers and account executives	296	314	336	457

Loans Held for Investment
(Dollars in thousands)
(unaudited)

Description	June 30, 2010		March 31, 2010		December 31, 2009		June 30, 2009

First mortgage loans	$4,614,822	62.7%	$4,803,425	63.4%	$4,990,994	64.7%	$5,529,395	65.7%
Second mortgage loans	196,702	2.7	210,208	2.8	221,626	2.9	246,895	2.9
Commercial real estate loans	1,439,324	19.5	1,555,163	20.5	1,600,271	20.7	1,692,052	20.1
Construction loans	13,003	0.2	15,544	0.2	16,642	0.2	36,599	0.4
Warehouse lending	702,455	9.5	576,719	7.6	448,567	5.8	383,368	4.6
Consumer loans	388,250	5.3	407,742	5.4	423,842	5.5	508,309	6.0
Non-real estate commercial	11,261	0.1	11,878	0.1	12,366	0.2	21,231	0.3

Total loans held for investment	$7,365,817	100%	$7,580,679	100.0%	$7,714,308	100%	$8,417,849	100.0%

Allowance for Loan Losses
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009

Beginning Balance	$(538,000)	$(524,000)	$(466,000)
Provision for losses	(86,019)	(63,559)	(125,662)
Charge offs, net of recoveries
First mortgage loans	45,012	29,021	30,395
Second mortgage loans	8,009	6,429	11,385
Commercial R/E loans	31,488	8,108	64,295
Construction loans	56	20	745
Warehouse	1,225	472	497
Consumer
HELOC	7,015	4,523	8,988
Other consumer loans	735	332	1,081
Other	479	654	276

Charge-offs, net of recoveries	94,019	49,559	117,662

Ending Balance	$(530,000)	$(538,000)	$(474,000)

Allowance for Loan Losses
(Dollars in thousands)
(unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2010	2009
Beginning Balance	$(538,000)	$(466,000)
Provision for losses	(149,579)	(283,876)
Charge offs, net of recoveries
First mortgage loans	74,033	55,336
Second mortgage loans	14,438	23,988
Commercial R/E loans	39,596	86,928
Construction loans	76	1,501
Warehouse	1,697	497
Consumer
HELOC	11,538	15,115
Other consumer loans	1,067	1,759
Other	1,134	752

Charge-offs, net of recoveries	143,579	185,876

Ending Balance	$(530,000)	$(474,000)

Composition of Allowance for Loan Losses
As of June 30, 2010
(In thousands)
(unaudited)

	General	Specific
Description	Reserves	Reserves	Total
| | |
First mortgage loans	$249,929	$28,326	$278,255
Second mortgage loans	32,161	121	32,282
Commercial real estate loans	46,264	120,626	166,890
Construction loans	1,891	103	1,994
Warehouse lending	3,358	1,338	4,696
Consumer loans	32,582	196	32,778
Non-real estate commercial	900	1,992	2,892
Other and unallocated	10,213	—	10,213

Total allowance for loan losses	$377,298	$152,702	$530,000

Loan Originations
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	June 30,		March 31,		June 30,
Loan type	2010		2010		2009

Residential mortgage loans	$5,452,304	99.9%	$4,330,388	99.8%	$9,286,970	100.0%
Consumer loans	940	—	621	—	764	—
Commercial loans	5,995	0.1	6,202	0.2	8,198	—

Total loan production	$5,459,239	100.0%	$4,337,211	100.0%	$9,295,932	100.0%

Loan Originations
(Dollars in thousands)
(unaudited)

	For the Six Months Ended
	June 30,		June 30,
Loan type	2010		2009

Residential mortgage loans	$9,782,692	99.9%	$18,786,714	99.9%
Consumer loans	1,561	—	3,389	—
Commercial loans	12,197	0.1	25,600	0.1

Total loan production	$9,796,450	100.0%	$18,815,703	100.0%

Gain on Loan Sales and Securitizations
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
	June 30,		March 31,		June 30,
	2010		2010		2009
Description	(000’s)	bps	(000’s)	bps	(000’s)	bps
Valuation gain (loss):
Value of interest rate locks	$33,075	63	$3,024	6	$(53,445)	(54)
Value of forward sales	(58,475)	(111)	(20,055)	(40)	62,035	63
Fair value of loans AFS	103,643	197	59,077	118	20,388	20
LOCOM adjustments on loans HFI	(45)	—	(88)	—	(172)	—

Total valuation gains	78,198	149	41,958	84	28,806	29

Sales gains (losses):
Marketing gains	29,473	55	29,946	59	57,339	59
Pair off losses	(33,309)	(63)	(10,064)	(20)	30,949	31
Sales adjustments	(3,319)	(6)	(2,131)	(4)	(5,300)	(6)
Provision for secondary marketing reserve	(6,786)	(13)	(7,143)	(14)	(7,130)	(7)

Total sales (losses) gains	(13,941)	(27)	10,608	21	(18,305)	(19)

Net gain on loan sales and securitizations	$64,257	122	$52,566	105	$104,664	106

Total loan sales and securitizations	$5,259,830		$5,014,748		$9,878,035

Gain on Loan Sales and Securitizations
(Dollars in thousands)
(Unaudited)

	For the Six Months Ended
	June 30,		June 30,
	2010		2009
Description	(000’s)	bps	(000’s)	bps
Valuation gain (loss):
Value of interest rate locks	$36,099	35	$(49,413)	(28)
Value of forward sales	(78,530)	(76)	64,719	37
Fair value of loans AFS	162,720	158	42,343	24
LOCOM adjustments on loans HFI	(133)	—	(429)	—

Total valuation gains	120,156	117	57,223	33

Sales gains:
Marketing gains	57,395	56	251,468	143
Pair off (losses) gains	(43,373)	(42)	10,203	6
Sales adjustments	(3,426)	(3)	(7,604)	(5)
Provision for secondary marketing reserve	(13,929)	(14)	(10,932)	(6)

Total sales (losses) gains	(3,333)	(3)	243,135	138

Net gain on loan sales and securitizations	$116,823	114	$300,358	171

Total loan sales and securitizations	$10,274,578		$17,577,097

Asset Quality
(Dollars in thousands)
(Unaudited)

	June 30, 2010		March 31, 2010		December 31, 2009		June 30, 2009
		% of		% of		% of		% of
Days delinquent	Balance	Total	Balance	Total	Balance	Total	Balance	Total

30	$112,694	1.5%	$178,830	2.4%	$143.500	1.9%	$158,303	1.9%
60	83,046	1.1	95,258	1.3	87,625	1.1	94,567	1.1
90 + and matured delinquent	1,013,829	13.8	1,136,205	14.9	1,071,636	13.9	940,777	11.2

Total	$1,209,569	16.4%	$1,410,293	18.6%	$1,302,761	16.9%	$1,193,647	14.2%

Loans held for investment	$7,365,817		$7,580,679		$7,714,308		$8,417,849
Non-Performing Loans and Assets
(Dollars in thousands)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2010	2010	2009	2009

Non-performing loans	$1,013,829	$1,136,205	$1,071,636	$940,777
Real estate owned	198,230	167,265	176,968	131,620
Net repurchased assets/non-performing assets	27,984	29,189	45,697	18,384

Non-performing assets	$1,240,043	$1,332,659	$1,294,301	$1,090,781

Non-performing loans as a percentage of loans held for investment	13.76%	14.99%	13.89%	11.18%
Non-performing assets as a percentage of total assets	9.06%	9.30%	9.25%	6.67%

Average Balances, Yields and Rates
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	June 30, 2010		March 31, 2010		June 30, 2009
		Annualized		Annualized		Annualized
	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate

Interest-Earning Assets:
Loans available for sale	$1,675,502	5.00%	$1,521,640	4.98%	$3,533,219	5.12%
Loans held for investment:
Mortgage Loans	4,920,436	4.64	5,115,419	4.79	5,943,876	5.14
Commercial Loans	2,101,113	4.72	1,956,926	4.89	2,220,285	5.04
Consumer Loans	398,737	5.95	415,930	5.97	517,762	5.37

Loans held for investment	7,420,286	4.73	7,488,275	4.88	8,681,923	5.14
Securities classified as available for sale or trading trading	1,635,662	5.02	1,137,521	5.43	2,402,234	5.11
Interest-bearing deposits	820,379	0.23	1,208,667	0.22	233,324	0.73
Other	3,584	0.14	8,141	0.03	37,780	0.01

Total interest-earning assets	11,573,413	4.49	11,364,244	4.45	14,888,480	5.05
Other assets	2,691,344		2,397,982		1,885,128

Total assets	$14,264,757		$13,762,226		$16,773,608

Interest-Bearing Liabilities:
Demand deposits	$388,402	0.57	$370,016	0.56	$284,570	0.46
Savings deposits	691,170	0.90	688,978	0.84	503,216	1.55
Money market deposits	562,442	0.96	581,848	0.89	699,866	1.91
Certificates of deposits	3,313,711	2.94	3,390,755	2.96	4,001,652	4.07

Total retail deposits	4,955,725	2.24	5,031,597	2.26	5,489,304	3.38
Demand deposits	392,054	0.48	291,901	0.38	49,979	0.51
Savings deposits	68,722	0.59	77,233	0.48	83,780	0.80
Certificates of deposits	245,702	0.81	273,685	0.76	811,647	1.00

Total government deposits	706,478	0.60	642,819	0.55	945,406	0.96
Wholesale deposits	1,628,940	3.14	1,790,434	2.95	1,955,966	4.56

Total Deposits	7,291,143	2.28	7,464,849	2.28	8,390,676	3.18
FHLB advances	3,891,758	4.34	3,900,000	4.35	5,359,076	4.29
Security repurchase agreements	210,268	3.05	108,000	4.33	108,000	4.33
Other	248,635	3.79	300,182	4.98	249,226	4.56

Total interest-bearing liabilities	11,641,804	3.02	11,773,031	3.05	14,106,978	3.63
Other liabilities	1,505,267		1,190,566		1,746,605
Stockholders’ equity	1,117,686		798,629		920,025

Total liabilities and stockholders equity	$14,264,757		$13,762,226		$16,773,608

Average Balances, Yields and Rates
(Dollars in thousands)
(unaudited)

	For the Six Months Ended June 30,
	2010		2009
		Annualized		Annualized
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Loans available for sale	$1,598,996	4.99%	$3,194,965	5.10%
Loans held for investment
Mortgage Loans	5,017,389	4.72	6,072,875	5.30
Commercial Loans	2,029,418	4.80	2,285,394	5.16
Consumer Loans	407,286	5.96	526,944	5.31

Loans held for investment	7,454,093	4.81	8,885,113	5.28
Securities classified as available for sale or trading	1,397,018	5.18	2,113,762	5.33
Interest-bearing deposits	1,013,450	0.22	229,652	1.13
Other	5,850	0.07	36,602	0.13

Total interest-earning assets	11,469,407	4.47	14,460,094	5.17
Other assets	2,545,473		1,942,661

Total assets	$14,014,880		$16,402,755

Interest-Bearing Liabilities:
Demand deposits	$379,260	0.56	$277,957	0.52
Savings deposits	690,080	0.87	463,957	1.71
Money market deposits	572,091	0.92	657,777	2.07
Certificates of deposits	3,352,020	2.95	3,982,448	3.97

Total retail deposits	4,993,451	2.25	5,382,139	3.37
Demand deposits	342,254	0.44	35,123	0.68
Savings deposits	72,954	0.53	82,025	0.96
Certificates of deposits	259,616	0.78	907,166	1.83

Total government deposits	674,824	0.58	1,024,314	1.72
Wholesale deposits	1,709,241	3.04	1,985,111	3.59

Total Deposits	7,377,516	2.28	8,391,564	3.22
FHLB advances	3,895,856	4.34	5,315,056	4.33
Security repurchase agreements	159,416	3.48	108,000	4.33
Other	274,266	4.43	248,945	4.67

Total interest-bearing liabilities	11,707,054	3.03	14,063,565	3.67
Other liabilities	1,348,787		1,478,083
Stockholders’ equity	959,039		861,107

Total liabilities and stockholders equity	$14,014,880		$16,402,755

Pre-tax, pre-credit-cost Income
(Non GAAP measure)
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
	June, 2010	March 31, 2010	June, 2009

Loss before tax provision / benefit	$(92,163)	$(77,220)	$(102,926)

Add back:
Provision for loan losses	86,019	63,559	125,662
Asset resolution	45,439	16,573	17,977
Other than temporary impairment on afs investments	391	3,286	327
Secondary marketing reserve provision	11,389	26,827	24,039
Write down of residual interests	4,312	2,682	3,400
Reserve increase for reinsurance	433	—	10,471

Total credit-related-costs:	147,983	112,927	181,876

Pre-tax, pre-credit-cost income	$55,667	$35,707	$78,950

Pre-tax, pre-credit-cost Income
(Non GAAP measure)
(Dollars in thousands)
(Unaudited)

	For the Six Months Ended
	June, 2010	June, 2009

Loss before tax provision / benefit	$(169,537)	$(196,120)

Add back:
Provision for loan losses	149,579	283,876
Asset resolution	62,012	42,850
Other than temporary impairment on afs investments	3,677	17,569
Secondary marketing reserve provision	38,216	38,669
Write down of residual interests	6,994	15,935
Reserve increase for reinsurance	433	20,901

Total credit-related-costs:	260,911	419,800

Pre-tax, pre-credit-cost income	$91,374	$223,680